                                                                   Exhibit 3(b)

                             AMENDED AND RESTATED
                                    BYE-LAWS
                                       of

                             OVERSEAS PARTNERS LTD.

                         Effective as of August 7, 1996

                                     INDEX


Subject                                                                   Bye-law No.
-------                                                                   -----------
ACCOUNTS
  Balance sheet and income account                                                55
  Requirement to be kept                                                          53
AUDIT
  Access to Company books                                                         60
  Appointment of Auditor                                                          56
  Remuneration of Auditor                                                         58
  Requirement for annual audit                                                    57
  Vacation of office of Auditor                                                   59
BYE-LAWS
  Alteration of Bye-laws                                                          68
CAPITALISATION
  Issue of bonus shares                                                           52
DIRECTORS
  Alternate Directors                                                             4(4), 4A
  Appointment of Chairman                                                         14A
  Contracts with the Company                                                      10(1)
  Disclosure of interest                                                          10(2)
  Election of first Directors                                                      4(1)
  Election of subsequent Directors                                                 4(2)
  Meetings of the Board                                                            6
  Notice of Directors Meetings                                                     7
  Notice of Member Nominees                                                        4A
  Number of Directors                                                              4(1)
  Power of Directors to fill vacancies                                             4(3), (6)
  Quorum                                                                           8(1)
  Register of Directors and Officers                                               18A
  Removal of Directors                                                             4(5)
  Conference Telephone Meeting                                                     8(2)
  Vacation of office                                                               4(7)
  Validity of acts                                                                 11
POWERS OF DIRECTORS
  Power to appoint attorney                                                       12(6)
  Power to appoint managing director, etc                                         12(3)
  Power to appoint manager                                                        12(4)
  Power to authorize specific actions                                             12(5)
  Power to delegate to a committee                                                13(1)
  Power to appoint and dismiss servants                                           13(2)
  Power to enter into contracts                                                   12(2)
  Power to manage and pay expenses                                                12(1)

DIVIDENDS
  Declaration by Directors                                                                                             49(1)
  Deductions from dividends                                                                                            51
  Other distributions                                                                                                  49(2)
  Reserve fund                                                                                                         50
FINANCIAL YEAR
  Resolution of Directors to determine                                                                                 54
INDEMNITY
  Of Officers of the Company                                                                                           66(1)
  Waiver of claim by Member                                                                                            66(2)
MEETINGS
  Adjournment of Meetings                                                                                              26(2)
  Annual General Meeting -- business conducted at                                                                      24A
  Annual General Meeting -- notice of                                                                                  21
  Annual General Meeting -- requirement for                                                                            21
  Authorization of corporate representative                                                                            31(2)
  Ballot paper on poll                                                                                                 29
  Casting vote                                                                                                         28(8)
  Decision of Chairman                                                                                                 28(4)
  Defect or failure to give notice                                                                                     23
  Demand for a poll                                                                                                    28(5)
  Instrument of proxy                                                                                                  31(1)
  Members requisition                                                                                                  24, 24A
  Resolutions and votes                                                                                                28(2)
  Postponement of Meetings                                                                                             25(3)
  Quorum for General Meeting                                                                                           26(1)
  Seniority of joint holders voting                                                                                    30
  Special General Meeting                                                                                              22
  Voting at Meetings                                                                                                   28(1)
  Voting procedure                                                                                                     28(3), 28A
  Waiver of notice                                                                                                     25
  Written resolution                                                                                                   27
MEMBERS
  Contents of Register                                                                                                 37
  Determination of Members                                                                                             39
  Inspection of Register                                                                                               38
  Requirement for Register of Members                                                                                  37
MINUTES
  Obligation of Directors to keep                                                                                      20
NOTICES
  Time for Annual General Meeting                                                                                      21
  Time for Special General Meeting                                                                                     22
  Time of delivery                                                                                                     64
  To any Member of the Company                                                                                         62
  To joint Member                                                                                                      63
OFFICERS
  Appointment of Secretary                                                                                             16
  Chairman                                                                                                             17
  Duties of Secretary                                                                                                  18
  Duties of Officers                                                                                                   19
  Requirement for                                                                                                      15
  Appointment of                                                                                                       15
SEAL
  Affixation -- requirements for                                                                                       65

SHARES -- General
  Alteration of share capital                                                                                          32(6)
  Death of one joint shareholder                                                                                       33(2)
  Finance for purchase of shares                                                                                       32(5)
  Power of Directors to issue shares                                                                                   32(1)
  Power of Company to purchase its shares                                                                              12(7)
  Registered holder                                                                                                    32(4)
  Redeemable preference shares                                                                                         32(2)
  Share certificates                                                                                                   34
  Variation of share rights                                                                                            32(3)
CALLS ON SHARES
  Discretion of Directors on calls                                                                                     36
  Interest on calls                                                                                                    35
  Power of Directors to make calls                                                                                     35
TRANSFER OF SHARES
  Directors may require further evidence                                                                               42
  Instrument of transfer                                                                                               40
  Joint shareholders                                                                                                   44
  Power of Directors to refuse to register                                                                             41
TRANSMISSION OF SHARES
  Executors or administrators -- position of                                                                           45
  Registration of Member or nominee                                                                                    46
FORFEITURE OF SHARES
  Continuing liability of Member                                                                                       48
  Notice of forfeiture                                                                                                 47
WINDING-UP
  Distribution by Liquidator                                                                                           67

                                 INTERPRETATION

  1. In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

     (1) "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

     (2) "Notice" means written notice unless otherwise specifically stated;

     (3) "The Act" means "The Companies Act of 1981" and every statutory modification thereof;

     (4) "The Company" means the Company for which these Bye-laws are approved and confirmed;

     (5) "Secretary" means the person appointed to perform the duties of Secretary of the Company and includes any Assistant or Acting Secretary;

     (6) "Auditor" includes any individual or partnership;

     (7) "Register of Directors and Officers" means the Register of Directors and Officers described in Bye-law 18A.

     (8) "Registered Address" means the address of a Member as shown in the Register of Members;

     (9) "Mailing" includes posting or forwarding by courier service or transmitting by cable, telex, telecopier, facsimile or other such methods of transmitting written communications.

  2. In these Bye-laws, unless there be something in the subject or context inconsistent with such construction:

     (1) words denoting the plural number shall be deemed to include the singular number and words importing the singular number shall be deemed to include the plural number;

     (2) words denoting the masculine gender also include the feminine gender;

     (3) words denoting persons include companies, associations or bodies of persons whether corporate or not;

     (4) the word:

       (a) "may" shall be construed as permissive; and

       (b) "shall" shall be construed as imperative;

     (5) unless the context otherwise requires words or expressions contained in these Bye-laws shall bear the same meaning as in the Act;

     (6) unless the context otherwise requires the word "Director" for the purposes of these Bye-laws, should be read as including any Alternate Director.

  3. Expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words in a visible form.

                                   DIRECTORS

  4. (1) The business of the Company shall be managed and conducted by a Board of Directors consisting of not less than two Directors or such number in excess of two as the Members may from time to time determine at a General Meeting. The Directors may elect or appoint individuals to act as additional directors up to the maximum number determined by the Members. Directors shall be elected in the first place at the Statutory Meeting and shall hold office until the next Annual General Meeting or until their successors are elected or appointed, and so long as a quorum of Directors remains in office the Board of Directors may fill any vacancy on the Board of Directors left unfilled at a General Meeting.

     (2) After the election of the first Board of Directors the Directors shall be chosen or elected at the Annual General meeting of the Members and notice of such Meeting shall be given in such manner as these Bye-laws shall prescribe.

     (3) The Directors shall have the power from time to time and at any time to appoint any qualified person to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director.

     (4) Any General Meeting of the Company may elect a qualified person or persons to act as Directors in the alternative to the Directors of the Company or may authorize the Board of Directors to appoint such Alternate Directors; any person so appointed shall have all the rights and powers of the Director for whom he is appointed in the alternative.

     An Alternate Director shall, subject to his giving the Company an address at which notices may be served upon him, be entitled to receive notices of all Board Meetings and to attend and vote as a Director at any such Meeting at which the Director for whom he was appointed is not personally present and generally to perform at such Meeting all the functions of the Director for whom he was appointed in the absence of that Director.

     An Alternate Director shall immediately cease to be such if the Director for whom he was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with subparagraph (3). An Alternate Director may be removed at any time by the body which appointed him. The removal of an Alternate Director shall be effected by notice left with the Secretary and given to the Alternate Director concerned.

     (5) Subject to any provision to the contrary in these Bye-laws the Members may, at any Special General Meeting convened and held in accordance with these Bye-laws, remove a Director at any time, provided that the notice of any such Meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director 14 days before the Meeting and at such Meeting such Director shall be entitled to be heard on the motion for his removal.

     (6) A vacancy on the Board of Directors created by the removal of a Director under the provisions of subparagraph (5) may be filled by the election or choice of the Members at the Meeting at which such Director is removed or, in the absence of such election or choice, may be filled by the Directors with a qualified person who shall hold office until the next election of Directors.

     (7) The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to Bye-law 8 as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

     (8) The office of Director shall be vacated if the Director:

         (a) is removed from office pursuant to these Bye-law or is prohibited from being a Director under any provision of law;

     (b) becomes bankrupt or makes any arrangement or composition with his creditors generally;

     (c) becomes of unsound mind or dies;

     (d) resigns his office by notice in writing to the Company.

 4A. Only persons who are nominated in accordance with the procedures set forth in the Bye-laws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at a General Meeting of Members (a) by or at the direction of the Board of Directors or (b) by any Member of the Company entitled to vote for the election of directors at the General Meeting who complies with the notice procedures set forth in this Bye-law. Nominations by Members shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a Member's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the General Meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the General Meeting is given or made to Members, notice by the Member to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the General Meeting was mailed or such public disclosure was made. Such Member's notice shall set forth (a) as to each person whom the Member proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 of the United States of America, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the Member giving the notice (i) the name and address, as they appear on the Company's books, of such Member and (ii) the class and number of shares of the Company which are beneficially owned by such Member. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a Member's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in the Bye-laws.

     The Chairman of the General Meeting shall, if the facts warrant, determine and declare to the General Meeting that a nomination was not made in accordance with the procedures prescribed in this Bye-law, and if he should so determine, he shall so declare to the General Meeting and the defective nomination shall be disregarded.

     5.  [Deleted]

     6. The Directors may meet for the transaction of business, adjourn and otherwise regulate their Meetings as they see fit.

     7. A Meeting of the Directors may be convened by the Secretary or by any two Directors. The Secretary shall convene a Meeting of the Directors of which notice may be given by telephone or otherwise whenever he shall be required so to do by the President, Vice President or any two Directors. Any Director may waive notice of any Meeting either prospectively or retrospectively.

     8. (1) The quorum necessary for a Meeting for the transaction of business at a Meeting of the Directors may be fixed by the Directors and, unless so fixed, shall be two.

     (2) Directors may participate in any Meeting of the Board by means of conference telephone or other communications equipment through which all persons participating in the Meeting can communicate with each other and such participation shall constitute presence at a Meeting as if those participating were present in person.

     (3) A resolution put to the vote at a Meeting of the Directors shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall pass only if the Chairman shall have cast a vote in favor of the resolution, otherwise the resolution shall fail.

     9. A resolution in writing signed by all the Directors shall be as valid and effectual as if it had been passed at a Meeting of the Board of the Directors duly called and constituted.

     10. (1) Any individual who is a Director or his firm, partner or company may act in a professional capacity for the Company and he or his firm, partner or company shall be entitled to remuneration for professional services as if he were not a Director, provided that nothing herein contained shall authorize a Director or the firm, partner or company of such Director to act as auditor of the Company.

     (2) A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest as required by the Act.

     (3) Unless disqualified by the Chairman of the relevant meeting, a Director may vote in respect of any contract or arrangement in which he is interested and may constitute part of a quorum. The determination by the Chairman that a particular Director is disqualified and may not vote on a matter shall be final unless such determination is overruled by the affirmative votes of at least two-thirds of the Directors. Matters which shall be the basis for disqualification by the Chairman are matters in which the Director has a substantial personal interest, such as, securities transactions and employment arrangements between the Company and a Director and a contract between the Company and a Director in his individual capacity.

     11. All acts done bona fide by any Meeting of the Directors or by a Committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

                          GENERAL POWERS OF DIRECTORS

     12. (1) In managing the business of the Company the Directors may pay all expenses incurred in promoting and incorporating the Company and may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in General Meeting, subject, nevertheless, to any of these Bye-laws, to the provisions of any statute and to such regulations, being not inconsistent with the aforesaid Bye-laws or provisions, as may be prescribed by the Company in General Meeting; but no regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

     (2) The Directors may from time to time appoint one or more of their body to the office of managing director or chief executive officer of the Company who, subject to the control of the Board, shall in general supervise and administer all of the business and affairs of the Company. The Directors may entrust to and confer upon such managing director or chief executive officer any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

     (3) The Directors may appoint some person or persons to act as manager of the Company's day to day business and may entrust to and confer upon such manager or chief executive officer such powers and duties as they deem appropriate for all the transaction or conduct of such business and the Directors shall not be liable for the negligence or default of any such person if employed in good faith.

     (4) The Directors may from time to time and at any time authorize any Director or Officer to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

     (5) The Directors may from time to time and at any time by power of attorney appoint any company, firm, or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bye-laws) and for such period and subject to such conditions as they may think fit; and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney or attorneys may, if so authorized under the seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company Seal.

     (6) The Directors may from time to time and at any time cause the Company to purchase all or any part of its own shares whether or not such purchase has been approved by the Members, pursuant to Section 42A of the Act.

     13. (1) The Directors may delegate any of their powers to a committee consisting of two or more of the Directors together with such other persons as the Board may appoint, but every such committee shall conform to such directions as the Directors shall impose on them.

     (2) The Directors may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

     14. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

     14A. The Directors may from time to time appoint one of their number as Chairman of the Board of Directors, who shall not be as such an Officer of the Company. The only responsibilities of the Chairman of the Board of Directors shall be to act as Chairman of Meetings of the Board of Directors when he is present and as such, to exercise the vote described in Bye-law 8(3) and Bye-law 28(3), and to act as Chairman of Meetings of Members when he is present.

                                   OFFICERS

     15. The Officers of the Company shall consist of a President, Vice President, Secretary and such additional Officers as the Directors may from time to time determine all of whom shall be deemed to be Officers for the purposes of the Act and these Bye-laws.

     The Directors of the Company shall as soon as possible after the statutory meeting of Members and after each General Meeting at which the Directors are elected, elect one of their number to be President of the Company and another of their number to be Vice President; and, if more than one Director is proposed for either of these offices, the election to such office shall take place in such manner as the Directors may determine.

     16. The Secretary and additional Officers, if any, shall be appointed by the Directors and shall hold office at the pleasure of the Directors.

     17. The Chairman, if there be one, and if not the President shall act as Chairman at all Meetings of the Members or of the Directors at which he is present. In their absence the Vice President, if present, shall be chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the Meeting.

     18. The Secretary shall attend all Meetings of the Members and of the Directors and shall keep correct minutes of such Meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Directors. The Secretary shall receive such remuneration as the Directors may from time to time determine.

     18A. (1) The Board of Directors shall cause to be kept in one or more books at its registered office a Register of Directors and Officers and shall enter therein the following particulars with respect to each Director and the President, Vice President, Chairman and Secretary:

      (a) first name and surname; and

     (b) address.

  (2) The Board shall, within the period of fourteen days from the occurrence of

     (a) any change among its Directors, the President, any Vice President, the Chairman and the Secretary; or

     (b) any change in the particulars contained in the Register of Directors and Officers,

cause to be entered in the Register of Directors and Officers the particulars of such change and the date on which such change occurred.

  (3) The Register of Directors and Officers shall be open to inspection at the office of the Company on every business day, subject to reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.

  19. The Officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

                                    MINUTES

  20. Directors shall cause Minutes to be duly entered in books provided for the purpose:

     (a) of all elections and appointments of Officers;

     (b) of the names of the Directors present at each Meeting of the Directors and of any Committee of the Directors;

     (c) of all resolutions and proceedings of each General Meeting of the Members, and Meetings of the Directors.

                                    MEETINGS

  21. The Annual General Meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or Vice President or, them failing, the Directors shall designate and notice of such Meeting shall be given by the Secretary mailing to each Member a notice at his registered address at least five days before the Meeting takes place stating the date, place and time at which the Meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other objects of the Meeting.

  22. The Directors may convene a Special General Meeting of the Company whenever in their judgment such a Meeting is necessary, upon not less than five days notice in writing to each of the Members mailed to each Member at his registered address and such notice shall state the time, place and the general nature of the business to be considered at the Meeting.

  23. The accidental omission to give notice of a Meeting to, or the non-receipt of notice of a Meeting by, any person entitled to receive notice shall not invalidate the proceedings at that Meeting.

  24. Notwithstanding anything herein, the Board shall, on the proper requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at General Meetings of the Company, forthwith proceed to convene a Special General Meeting of the Company and the provisions of Section 74 of the Act shall apply.

  24A. At an Annual General Meeting of the Members, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any Member of the

Company who complies with the notice procedures set forth in this Bye-law. For business to be properly brought before an Annual General Meeting by a Member, the Member must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Member's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 30 days nor more than 60 days prior to the Annual General Meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the General Meeting is given or made to the Members, notice by the Member to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual General Meeting was mailed or such public disclosure was made. A Member's notice to the Secretary shall set forth as to each matter the Member proposes to bring before the Annual General Meeting (a) a brief description of the business desired to be brought before the Annual General Meeting and the reasons for conducting such business at the Annual General Meeting (b) the name and address, as they appear on the Company's books, of the Member proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the Member and (d) any material interest of the Member in such business. Notwithstanding anything in the Bye-laws to the contrary, no business shall be conducted at an Annual General Meeting except in accordance with the procedures set forth in this Bye-law. The Chairman of an Annual General Meeting shall, if the facts warrant, determine and declare to the General Meeting that business was not properly brought before the Meeting and in accordance with the provisions of this Bye-law, and if he should so determine, he shall so declare to the Meeting and any such business not properly brought before the Meeting shall not be transacted.

  25. (1) A Meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an Annual General Meeting; and (ii) by 95% of the Members entitled to attend and vote thereat in the case of any other Meeting.

  (2) If any Member shall, in person or by duly authorized attorney, waive notice of any Meeting, whether before or after such Meeting, notices shall not be required as to such Member.

  (3) The Directors may postpone any General Meeting called in accordance with the provisions of Bye-laws 21 or 22 provided that notice of postponement is given to each Member not less than 48 hours before the time for such Meeting; and provided further that fresh notice of the date, time and place for the postponed Meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

  26. (1) At any General Meeting of the Company two Members present in person and representing in person or by proxy in excess of 50% of the outstanding voting shares of the capital stock of the Company throughout the Meeting shall form a quorum for the transaction of business; if within half an hour from the time appointed for the Meeting a quorum is not present, the Meeting shall stand adjourned to the same day two weeks later, at the same time and place or to such other day and some other time or place as the President, Vice President or any Director attending at the appointed time may determine.

  (2) The Chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting), adjourn the Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting other than the business left unfinished at the Meeting from which the adjournment took place unless notice of such new business and of the adjourned Meeting has been given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of the adjourned Meeting or of the business to be transacted at the adjourned Meeting, save and except for a Meeting adjourned sine die, in which case notice of the adjourned Meeting shall be given as in the case of an original Meeting.

  27. (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in General Meeting or by resolution of a meeting of any class of the Members of the Company, may, without a Meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the Meeting and vote on the resolution.

  (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

  (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

  (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in General Meeting or by a Meeting of the relevant class of Members, as the case may be; and any reference in any Bye-law to a Meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

  (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of sections 81 and 82 of the Act.

  (6) This Bye-law shall not apply to:

     (a) a resolution passed pursuant to section 89(5) of the Act; or

     (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

  28. (1) Subject to any rights or restrictions lawfully attached to any class of shares, including the provisions of Bye-law 28A hereof, at any General Meeting of the Company each registered Member shall be entitled to one vote for each share held by him and such votes may be given in person, or in the case of a company by a duly authorized company representative, or by proxy, but no Member shall be entitled to vote at any General Meeting unless he has paid all the calls on all shares held by him.

  (2) Subject to the provisions of the Act at any General Meeting of the Company any question proposed for the consideration of the Members shall be decided on a simple majority of the votes cast in accordance with the provisions of these Bye-laws.

  (3) In the case of an equality of votes the Chairman of the Meeting shall be entitled to a second or casting vote.

  (4) The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any General Meeting.

  28A. (1) So long as any person (as defined in this Bye-law 28A) is the beneficial owner (as defined in this Bye-law 28A) of more than ten percent of the voting power of the then outstanding shares of the stock of the Company entitled to vote generally in the election of directors (the "Voting Stock") (determined without giving effect to the provisions of this Bye-law 28A), the record holders of such shares so beneficially owned by such person (hereinafter a "Substantial Stockholder") shall have limited voting rights on any matter requiring their vote or consent as set forth in this Bye-law 28A; provided, however, that the voting restrictions of this Bye-law 28A shall not apply to (i) United Parcel Service of America Inc., or any corporation or corporations which succeed United Parcel Service of America Inc., by way of consolidation, merger, reorganisation or otherwise (collectively, "UPS") or (ii) any employee benefit plan of the Company, UPS or any Subsidiary of UPS or of the Company, or any entity or person, in such capacity, holding Voting Stock for or pursuant to the terms of any such plan, and such plan, entity or person shall not be deemed to be a Substantial Stockholder as defined herein with respect to such shares held pursuant to such plan. With respect to each vote in excess of ten percent of the voting power of the then outstanding shares of Voting Stock which such record holders would be entitled to cast without giving effect to this Bye-law 28A, the record holders in the aggregate shall be entitled to cast only one-hundredth (1/100) of a vote, and the aggregate voting power of such record holders, so limited, for all shares of Voting Stock beneficially owned by the Substantial Stockholder shall be allocated proportionately among such record holders.

  For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, as so limited, of the outstanding shares of Voting Stock beneficially owned by the Substantial Stockholder by a fraction whose numerator is the number of votes represented by the shares of Voting Stock owned of record by such record holder (and which are beneficially owned by the Substantial Stockholder) and whose denominator is the total number of votes represented by the shares of Voting Stock beneficially owned by the Substantial Stockholder, in each case before giving effect to the limitation on voting power provided by this Bye-law 28A. A person who is a record holder of shares of Voting Stock that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this Bye-law 28A by virtue of such shares being so beneficially owned by any of such persons.

  (2) The Board of Directors shall have the power to construe and apply the provisions of this Bye-law 28A and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Voting Stock beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provisions of this Bye-law 28A to the given facts, or (v) any other matter relating to the applicability or effect of this Bye-law 28A.

  (3) The Board of Directors shall have the right to demand that any person who after reasonable inquiry is believed to be a Substantial Stockholder supply the as to (i) the record holder(s) of all shares beneficially owned by such person who is so believed to be a Substantial Stockholder, (ii) the number of, and class or series of shares beneficially owned by such person who is so believed to be a Substantial Stockholder and held of record by each record holder and the the stock certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this Bye-law 28A as may reasonably be requested of such person, and such person shall furnish such information within 10 days after the receipt of such demand. If the Board of Directors reasonably believes the shares of Voting Stock held of record by any person or represented by a proxy holder are beneficially owned by a Substantial Stockholder, it may demand that the record holder of such shares, or the proxy holder thereof, provide to the Company a list of (i) names and addresses of the beneficial owners of all shares of Voting Stock held by such record holder or represented by such proxy holder, (ii) the number of, and class or series of, shares of Voting Stock held by such record holder or represented by such proxy holder on behalf of each beneficial owner and (iii) any other factual matter relating to applicability or effect of this Bye-law 28A and such record holder or proxy holder shall furnish such information within 10 days (or such longer period as is required by law or regulation) after the receipt of such demand; provided, however, that any such request shall be made in accordance with the requirements of applicable law and regulation. If as of the date of any member vote or consent, a demand made pursuant to this paragraph has not been timely responded to, the Company shall, to the extent permitted by law, treat such votes as are reasonably believed by the Board of Directors to have been cast with respect to the shares of Voting Stock beneficially owned by a Substantial Stockholder as subject to the limitation provided by this Bye-law 28A.

  (4) Except as otherwise provided by law or expressly provided in this subparagraph (4) of Bye-law 28A, the presence, in person or by proxy, of the holders of record of shares of stock of the Company entitling the holders thereof to cast a majority of the votes (after giving effect, if applicable, to the provisions of this Bye-law 28A) entitled to be cast by the holders of shares of stock of the Company entitled to vote shall constitute a quorum at all General Meetings of the Members, and every reference in the Bye-laws to a majority or other proportion of stock (or the holders thereof) for the purposes of determining any quorum requirement or any requirement for Member consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holder thereof) then entitled to be cast in respect to such stock.

  (5) Any construction, application or determination made by the Board of Directors pursuant to this Bye-law 28A in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Company and its members including any Substantial Stockholder.

  (6) Nothing contained in this Bye-law 28A shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

  (7) Notwithstanding any other provisions of the Bye-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the Bye-laws or any Preference Stock resolution, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of Section 1 of this Bye-law 28A), voting together as a single class, shall be required to alter, amend or repeal this Bye-law 28A.

  (8) In the event any Section (or portion thereof) of this Bye-law 28A shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Bye-law 28A shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Company and its members that each such remaining provision (or portion thereof) of this Bye-law 28A remain, to the fullest extent permitted by law, applicable and enforceable as to all Members, including any Substantial Stockholder, notwithstanding any such finding.

  (9) For the purposes of this Bye-law 28A:

     (a) A "Person" means any individual, limited partnership. corporation, company or other firm or entity.

     (b) Except as expressly provided by this Bye-law 28A, a person shall be a "beneficial owner" of all of the outstanding shares of Voting Stock, other than shares held in the Company's treasury:

       (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directory or indirectly; or

       (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular General Meeting of Members, pursuant to a public solicitation of proxies for such General Meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); and

       (iii)which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

  Notwithstanding the foregoing; (x) no Director, Officer or employee of the Company, UPS or any Subsidiary of UPS or of the Company (nor any Affiliate or Associate of any such Director, Officer or employee) shall, solely by reason of his capacity as such or by reason of the Board of Directors determination to oppose any proxy solicitation or any other offer or attempt to cause a change in control of the Company or the public disclosure of such determination by the Board of Directors, be deemed, for any purpose hereof, to be the beneficial owner of any Voting Stock beneficially owned by any other Director, Officer or employee (or any Affiliate or Associate thereof); (y) no director, trustee, or officer of the Annie E. Casey Foundation, Inc. (or any corporate successor thereto) (the "Foundation") shall be deemed for any purpose hereof to be the beneficial owner of shares of Voting Stock beneficially owned by the Foundation, nor shall the Foundation be deemed for any purposes hereof to be the beneficial owner of any Voting Stock beneficially owned by its directors, trustees or officers; and (z) in the case of any employee stock ownership or similar employee benefit plan of the Company, UPS or of any Subsidiary of UPS or of the Company, no such plan or any trustee or any member of an administrative committee or other representative with respect thereto (nor any Affiliate or Associate of such trustee or other representative), solely by reason of such capacity of such trustee or other representative shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan, provided, however, that the beneficiaries of any such plan under which the beneficiaries have the right to request a proxy to vote shares of Voting Stock held thereby or to instruct the trustee or other representative thereof regarding how shares of Voting Stock should be voted shall be deemed to be the beneficial owners of such shares held by such plan or the trustee or other representative thereof for the purposes of applying the provisions of this Section, and the number of votes that shall be cast by such plan or the trustee or other representative thereof or its nominee on behalf of any such beneficiary (whether or not pursuant to instructions), or by a beneficiary pursuant to a proxy furnished by such plan or trustee or other representative, shall be determined in accordance with this Bye-law 28A.

     (c) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 of the United States of America, as in effect on February 26, 1987.

     (d) "Subsidiary" means any corporation or company of which a majority of any class or equity security is owned, directly or indirectly, by the Company or UPS.

  29. Where a vote is taken each Member entitled to vote shall be furnished with a ballot paper on which he shall record his vote in such manner as shall be determined at the Meeting having regard to the nature of the question on which the vote is taken; and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter. At the conclusion of the poll the ballot papers shall be examined by a committee of not less than two Members appointed for the purpose and the result of the poll shall be declared by the Chairman.

  30. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

  31. (1) The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorized officer or attorney. A proxy must be a Member of the Company. The decision of the Chairman of any General Meeting as to the validity of any instrument of proxy shall be final.

  (2) A corporation which is a Member of the Company may by resolution of its Directors authorize such person as it thinks fit to act as its representative at any Meeting of the Members of the Company and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

                           SHARE CAPITAL AND SHARES

  32. (1) Subject to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Directors shall have power to issue any unissued shares of the Company on such terms and conditions as they may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by resolution of the Members prescribe.

  (2) Subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

  (3) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate General Meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

  (4) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

  (5) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company; but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B or 39C of the Act.

  (6) The Company may from time to time by resolution of the Members increase, alter or reduce its capital in accordance with the provisions of Sections 45 and 46 of the Act.

  (7) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

  33. (1) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend payable in respect of such shares.

  (2) Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

  34. (1) Unless otherwise determined by the Board of Directors the shares of the Company shall not have distinguishing numbers.

  (2) Every Member shall be entitled to a certificate under the Seal of the Company (or a facsimile thereof) specifying the shares held by him and whether the same are fully paid up and, if not, how much has been paid thereon. If any such certificate shall be proved to the satisfaction of the Directors to have been worn out, lost, mislaid or destroyed the Directors may cause a new certificate to be issued and request an indemnity for the lost certificate if they see fit.

                                CALL ON SHARES

  35. The Directors may from time to time make such calls as they think fit upon the Members in respect of all moneys unpaid on the shares allotted to or held by them and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board of Directors be liable to pay the Company interest on the amount of such call at such rate of interest as the Directors may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

  36. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

                              REGISTER OF MEMBERS

  37. The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

     (a) the name and address of each Member, the number of shares held by him and the amount paid or agreed to be considered as paid on such shares;

     (b) the date on which each person was entered in the Register of Members;
  and

     (c) the date on which any person ceased to be a Member.

  38. The Register of Members shall be open to inspection at the office of the Company between 10 a.m. and 12 noon on every business day. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole 30 days in each year.

  39. Notwithstanding any other provision of these Bye-laws the Directors may fix any date as the record date for:

     (a) determining the Members entitled to receive any dividend and such record date may be on, or not more than 30 days before or after, any date on which such dividend is declared;

     (b) determining the Members entitled to receive notice of and to vote at any General Meeting of the Company.

                              TRANSFER OF SHARES

  40. The instrument of transfer shall be in the form or as near thereto as circumstances permit of Form "A" in the Schedule hereto. The transferor shall be deemed to remain the holder of each share until the same has been transferred to the transferee in the Register of Members. The following conditions shall apply to the transfer of shares:

     (1) No shares in the Company entitled to vote generally in the election of directors ("voting shares"), or an interest in said shares, shall be transferred to any person, firm or corporation, unless said shares shall have been offered for sale, as provided in this Bye-law, to the Company, or any corporation or corporations which shall succeed the Company by way of consolidation, merger, reorganisation or otherwise. (For exceptions relating to bona fide gifts, inheritance and certain other transfers see paragraph
  (8)).
     (2) A Member who in good faith desires to transfer to a transferee, other than the Company, all or any of his voting shares in the Company shall deliver to the treasurer of the Company at its principal place of business as designated by the Company, written notice of his intention to make such transfer, stating the number of voting shares to be transferred, the name and address of the proposed transferee and the price and terms upon which such also bear a statement signed by the proposed transferee representing that the information therein set forth is true and correct.

     (3) For a period of thirty days after receipt of such notice of intention by the treasurer of the Company, the Company shall have the exclusive option to purchase all, or a part, of said voting shares at the price and on the terms set forth in this Bye-law. The Company shall exercise its option to purchase any such voting shares by mailing, registered or certified mail, postage prepaid, prior to the expiration of the thirty-day period, to the Member at his last known address, written notice by the Company, signed by the treasurer or an assistant treasurer of the Company of the decision by the Company to exercise its option. The Company shall be free to transfer shares of the Company without compliance with this Bye-law, but any transferee shall transfer shares so obtained from the Company only in accordance with this Bye-law.

     (4) If the Company shall fail to exercise its option as set forth above with respect to all voting shares set forth in the Member's notice of intention, or if the Company shall by a writing, signed by its treasurer or assistant treasurer, elect either not to exercise such option or to waive such option prior to receipt of formal notice of a proposed transfer, then the Member may, within a period of twenty days after either the expiration of the thirty-day period of the Company option or the execution of written election or waiver by the treasurer or assistant treasurer of the Company, as the case may be, sell pursuant to the notice of intention given by him or the written waiver, as the case may be, all, but not a part, of the shares, therein described which the Company elected not to purchase pursuant to its option as above set forth, for the price and on the terms therein described.

     (5) If the Company fails to exercise, elects not to exercise, or waives its options hereunder with respect to all voting shares set forth in the Member's notice of intention, and the transfer of any such shares as proposed is made within such twenty-day period provided for such transfer, the transferee shall thereafter hold said shares subject to all the restrictions herein provided. If the Company fails to exercise, elects not to exercise, or waives its option hereunder with respect to all voting shares set forth in the Member's notice of intention, and the proposed transfer of any such shares is not made within said twenty-day period provided for such transfer, no future proposed transfer by the Member, whether to the same or to a different proposed transferee or whether on the same or different terms, may be made until and unless the procedure hereinabove set forth has been again followed.

     (6) The closing of any purchase by the Company pursuant to this Bye-law shall take place at the principal place of business of the Company, at a time agreed upon by the parties but no later than thirty days from the date notice of the Company's intention to purchase is mailed to the Member. If the Member fails to deliver the certificates or other evidence of the Member's interest therein at the time of the closing of such sale, the Company may deposit the purchase price in any bank or trust company in a special account with instructions to pay the same to such Member upon receipt of the certificates for the Company's voting shares duly endorsed. From and after the date of such deposit, all rights and interest of such Member, and all persons claiming by, through and under him, in and to such shares shall cease, and he shall have no further rights or interest with respect to such shares other than to receive the purchase price without interest; and, if the Company shall record the transfer of such shares to the Company, it shall cancel the Member's certificate or certificates on its books.

     (7) (a) Voting shares of the Company distributed by UPS as dividends upon the Capital Stock of UPS, which shares of Capital Stock of UPS are or were held in the UPS Managers Stock Trust ("Trust") for the account of a member of such Trust, shall be subject to purchase by the Company, at the Company's option, upon the termination, by death or otherwise, of the Member's employment with Overseas, UPS or any of their respective subsidiaries, or upon the termination of the Trust. If the Member beneficially owns less than 500 shares of the Capital Stock of UPS in the Trust, then for a period of three years from termination of the Member's employment the Company shall have the right to purchase all or part of the voting shares of the Company described in this subparagraph (a) held by such Member. If the Member beneficially owns 500 or more shares of UPS Capital Stock in the Trust, then for a period of Thirteen years from the termination of the Member's employment the Company shall have the right to purchase a cumulative annual maximum of ten percent of the voting shares of the Company described in this subparagraph (a) held by such Member. All heirs, legatees and personal representatives who receive such shares of the Company distributed as dividends as described in this subparagraph (a) shall hold such shares subject to this subparagraph (a). If the Trust terminates the Company shall have the right to purchase voting shares of the Company described in this subparagraph (a) in accordance with subparagraph (b) below.

     (b) Voting shares of the Company distributed by UPS as dividends upon the Capital Stock of UPS, which shares of Capital Stock of UPS are or were held pursuant to the UPS Managers Stock Plan, shall be subject to purchase by the Company when the Member serves notice of his desire to terminate the option which allows UPS to purchase UPS Capital Stock distributed under UPS Managers Stock Plan and held by such Member. The Company shall have the exclusive option to purchase voting shares of this Company within sixty days from receipt of such notice.

     If the Member does not serve notice on the Company, then for three years after the termination of such Member's employment the Company shall have the option to purchase any or all of the voting shares of the Company described in this subparagraph (b). If a Member transfers voting shares of the Company described in this subparagraph (b) to anyone other than the Company, then the transferee of such Member shall hold such shares of the Company subject to this subparagraph (b).

     (c) Voting shares of the Company distributed as dividends upon the Capital Stock of UPS, which shares of Capital Stock of UPS are held pursuant to the UPS Stock Plan, shall be subject to purchase by the Company whenever the Member requests the Company to purchase such voting shares of the Company. If the Member requests such purchase by the Company then the Company is obligated to purchase annually ten percent of the voting shares of the Company held by the Member until all of such shares are purchased by the Company or the Member transfers such shares to a third party. If the Member transfers such shares of the Company to a third party, the Company shall have the option at any time to purchase any or all of the shares so transferred for one year after the transfer.

     (d) Voting shares of the Company distributed by UPS as dividends upon the Capital Stock of UPS, which shares of Capital Stock of UPS are or were held by the UPS Thrift Plan Trust or the UPS Retirement Trust, shall be subject to purchase by the Company, at the Company's option, at any time within three years of the transfer of the Company shares or voting shares of the Company by the trustee of the UPS Thrift Plan Trust or the trustee of the UPS Retirement Trust.

     (e) Voting shares of the Company distributed by UPS as dividends upon the Capital Stock of UPS, which shares of Capital Stock of UPS were issued pursuant to any of the Agreements and Plans of Reorganisation dated as of December 4, 1979, between UPS on the one hand, and Parmac Corporation, Nuparmac Corporation or Parco Managers Corporation, on the other, or as the result of any stock dividend, stock split, recapitalisation or other similar event in respect of shares of the Company's Capital Stock shall be subject to purchase by the Company, at the Company's option, at any time after January 10, 1985, upon the Company giving the Member ninety days prior notice of the Company's intent to purchase such shares. Any transferee who receives voting shares of the Company described in this subparagraph (e) shall hold such shares subject to this subparagraph (e).

     (f) Voting shares of the Company distributed by UPS as dividends upon the Book Value Shares issued pursuant to the 1981 Stock Option Plan shall be subject to purchase by the Company, at the Company's option, at any time in accordance with the provisions of subparagraph (a) of this paragraph (7).

     (g) Voting shares of the Company issued as incentive awards to employees of the Company or UPS, or any of their respective subsidiaries shall be subject to purchase by the Company in the same manner and at the same times as such shares would be subject to purchase if they had been issued as dividends upon the Capital Stock of UPS held in the Trust pursuant to subparagraph (a) of this paragraph 7.

     (h) If a Member executes an Option Extension Agreement under the UPS Managers Stock Trust or the UPS Managers Stock Plan then the Company shall retain the right to purchase voting shares of the Company, held by such Member, in accordance with subparagraphs (a) and (b), except that the longer period of time stipulated in the duly executed Option Extension Agreement shall apply.

     (8) A transfer of voting shares, or interest therein, by way of a bona fide gift or by way of inheritance, and a transfer of voting shares by the Trustee of the UPS Managers Stock Trust to the member of such Trust for whose account the Trustee has received such shares, shall not require a prior offering to the Company as herein provided, but the donee, legatee, or other recipient thereof shall hold such shares subject to the restrictions provided in this Bye-law. A transfer of voting shares, or interest therein, by operation of law, which includes, but is not limited to, bankruptcy and descent or distribution, shall not require a prior offering to the Company as provided in this Bye-law, but the trustee, heir or other recipient thereof shall hold said shares subject to the restrictions provided in this Bye-law. A transfer of a security interest in voting shares of the Company, whether by lien, pledge, mortgage, deposit or otherwise shall not require a prior offering to the Company, but no purchaser at any sale, private or judicial, upon foreclosure or execution shall become the owner of said shares or have said shares registered in his name until he shall have first offered said shares to the Company for purchase in accordance with this Bye-law.

     (9) The restrictions upon the sale or transfer of voting shares of the Company provided in this Bye-law shall apply to all voting shares in the hands of all holders or owners, whether original Members or subsequent purchasers or transferees, and whether acquired through the voluntary or involuntary act of a Member or by operation of law, and whether part of the first authorised issue or by any subsequent or increased issue.

     (10) Any transfer in violation of this Bye-law shall be null and void and of no force or effect whatsoever. No voting shares of the Company shall be transferred on the books of the Company until the Member intending such transfer shall have complied with the provisions of this Bye-law.

     (11) A legend referring to the provisions of this Bye-law shall be printed, stamped, written or endorsed upon each and every share certificate issued after the effective date of this revised Bye-law 40(11) by the Company. Such legend shall read as follows:

     "The sale or other transfer of shares of the Company, or any interest therein, as represented by this certificate, whether voluntary or involuntary or by operation of law, is subject to a right to purchase by the Company as more fully provided for in the Bye-laws of the Company. The holder of this certificate is hereby put on notice that any transfer or sale of the shares represented by this certificate in violation of said right of purchase will be null and void and of no force or effect whatsoever. Copies of the Bye-laws of the Company are available for inspection during business hours at the Company's principal place of business."

     Any legend referring to the right of UPS to purchase the shares of the Company, or any interest therein, appearing on share certificates issued prior to the effective date of this revised Bye-law 40(11) shall be deemed, from and after the effective date of this revised Bye-law 40(11), to refer to the right of the Company to purchase the shares represented by such share certificate pursuant to the provisions of this revised Bye-law 40.

     (12) In addition to the legend described in paragraph (11) hereof, a legend specifically referring to the provisions of paragraph (7) hereof shall be printed, stamped, written or endorsed upon each and every share certificate issued by the Company. Such legend shall read as follows:

     "In addition to the right of purchase in connection with the sale or transfer of the shares of the Company or any interest therein stated above, the Company has the right to purchase the shares of the Company represented by this certificate in certain circumstances. Any transferee of these shares shall hold them subject to such rights. Copies of the Bye-laws of the Company are available for inspection during business hours at the Company's principal place of business."

     Any legend referring to the right of UPS to purchase the shares of the Company, or any interest therein, appearing on share certificates issued prior to the effective date of this revised Bye-law 40(12) shall be deemed, from and after the effective date of this revised Bye-law 40(12) to refer to the right of the Company to purchase the shares represented by such share certificate pursuant to the provisions of this revised Bye-law 40.

     (13) The purchase price per share to be paid by the Company upon the exercise of the options provided by this Bye-law shall be the net book value of each such share as determined from the Company's most recent audited balance sheet as reported in its annual report to Members and mailed to its Members or otherwise generally made available as of the date of the closing of such sale, or, if purchased by the Company pursuant to the right described in paragraph (3) of this Bye-law, the lesser of: (a) such net book value of such share; or (b) the price at which such shares are proposed to be sold as set forth in paragraph (2) of this Bye-law 40. Net book value shall be determined in accordance with generally accepted accounting principles as applied in the United States of America. The aforementioned purchase price shall be paid in United States dollars.

     (14) Notwithstanding anything contained in the Bye-laws to the contrary, any amendment to or deletion of this Bye-law 40 shall require the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of Directors.

  40A. Voting shares of the Company subscribed for (on or after the effective date of these Amended and Restated Bye-laws) by a Member pursuant to stock purchase plans maintained by the Company or UPS from time to time, and any voting shares distributed by UPS or the Company as dividends on such shares or in stock splits or reclassifications of the Company's voting shares and any other securities or property delivered as a distribution on the Company's voting shares (all of which are referred to collectively as "Resulting Securities") shall be subject to purchase by the Company following the retirement, death or other termination of employment of the Member with Overseas, UPS or any of their respective Subsidiaries. If at the time of the Member's retirement, death or other termination of employment with Overseas, UPS or any of their respective Subsidiaries, the Member beneficially owns less than 500 shares of the Capital Stock of UPS, then the Company may exercise its right to repurchase all or a portion of the Company's voting shares and any Resulting Securities at any time within a period of three years following such termination. If at the time of the Member's retirement, death or other termination of employment with Overseas, UPS or any of their respective Subsidiaries, the Member beneficially owns 500 or more shares of the Capital Stock of UPS, then for a period of thirteen years from such termination the Company may exercise its right to repurchase a cumulative annual amount of ten percent of the Company's voting shares and any Resulting Securities. The purchase price per share to be paid by the Company upon the exercise of the foregoing right to purchase shall be that provided in Bye-law 40(13) hereof. Any transferee of the Company's voting shares and any Resulting Securities including, without limitation, purchasers, donees, heirs, legatees and personal representatives and any subsequent transferee thereof, will acquire and hold such voting shares and Resulting Securities subject to the rights of the Company described in this Bye-law 40A.

  Notwithstanding anything contained in these Bye-laws to the contrary, any amendment to or deletion of this Bye-law 40A shall require the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of Directors.

  40B. Any and all shares of the Company distributed on or after the effective date of these Amended and Restated Bye-laws that for any reason are not subject to the provisions of Bye-law 40 or Bye-law 40A shall be subject to purchase by the Company, at the Company's option, following the retirement, death or other termination of the Member's employment with Overseas, UPS, or any of their respective subsidiaries. If, at the time of the Member's retirement, death or other termination of employment with the Company, UPS, or any of their respective subsidiaries, the Member beneficially owns less than 500 shares of the Capital Stock of the Company then for a period of three years from such termination of the Member's employment the Company shall have the right to purchase all or part of such voting shares of the Company held by such Member. If, at the time of the Member's retirement, death or other termination of employment with the Company, UPS, or any of their respective subsidiaries, the Member beneficially owns 500 or more shares of the Capital Stock of the Company then for a period of thirteen years from such termination of the Member's employment the Company shall have the right to purchase a cumulative annual maximum of ten percent of the voting shares of the Company held by such member. The purchase price per share to be paid by the Company upon the exercise of the foregoing right to purchase shall be that provided in Bye-law 40(13) hereof.

  Any transferee of the Company's voting shares including, without limitation, purchasers, donees, heirs, legatees and personal representatives and any subsequent transferee thereof, will acquire and hold such voting shares and Resulting Securities (as defined in Bye-law 40A) subject to the rights of the Company described in this Bye-law.

  Notwithstanding anything contained in the Bye-laws to the contrary, any amendment to or deletion of this Bye-law 40B shall require the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of Directors.

  Bye-law 40, Bye-law 40A and Bye-law 40B set forth herein shall become effective on August 7, 1996 (the "Effective Date") and shall apply to all of the voting shares of the Company issued and outstanding on such Effective Date and to any and all voting shares of the Company thereafter issued. If for any reason the amendments to Bye-law 40 made as of such Effective Date, or the additional provisions of Bye-law 40A and Bye-law 40B shall be determined by a final judicial decree to be invalid or unenforceable, then the provisions of Bye-law 40 as in effect immediately prior to the Effective Date shall be deemed to have been continued in full force and effect from and after the Effective Date with respect to all voting shares of the Company issued prior to, on or after the Effective Date.

  41. The Directors may in their absolute discretion and without assigning any reason refuse to register the transfer of a share.

  42. If the Directors refuse to register a transfer of any share the Company shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

  43. The Directors may refuse to recognize any instrument of transfer unless it is accompanied by the certificate of the shares to which it relates and by such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

  44. The joint holders of a share may transfer such share to any one or more of such joint holders; the joint holders of two or more shares may transfer such shares of any or either of them to one or more of such joint holders; and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                            TRANSMISSION OF SHARES

  45. The executors or administrators of a deceased Member shall, except as provided hereafter, be the only persons recognized by the Company as having any title to his shares; but this shall not apply in the case of one or more joint holders of a share or shares, except in the case of the last survivor of such joint holders. On production of evidence of the death of a joint holder of a share or shares the remaining holder or holders shall automatically become entitled to the issue of a new certificate in the name of the remaining holder or holders.

  46. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Directors may deem sufficient or may, instead of being registered himself, elect to have some person named by him registered as a transferee of such share, and in such case the person becoming entitled shall execute to his nominee an instrument of transfer in the form or as near thereto as circumstances admit of Form "B" in the Schedule hereto; and on the presentation thereof to the Directors, accompanied by such evidence as they may require to prove the title of the transferor, the transferee shall be registered as a Member but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

                             FORFEITURE OF SHARES

  47. If any Member fails to pay on the day appointed for payment thereof any call in respect of any share allotted to or held by him the Directors may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice similar to the Form "C" in the Schedule hereto and, if the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof (at a rate determined by the Directors) be forfeited by a resolution of the Directors to that effect, and such share shall thereupon become the property of the Company and be disposed of as the Directors shall determine.

  48. A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                                   DIVIDENDS

  49. (1) The Directors may, subject to these Bye-laws and in accordance with
Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Directors may fix the value for distribution in specie of any assets.

      (2) The Company in General Meeting may declare or may authorize the Directors to make such other distributions (in cash or in specie) to the Members as may be lawfully made but no such distributions shall exceed the amount recommended by the Directors.

  50. The Directors may from time to time before declaring a dividend set aside out of the surplus or profits of the Company such sum as they think proper as a reserve fund to be used to meet contingencies or for equalizing dividends or for any other special purpose.

  51. The Directors may deduct from the dividends or distributions payable to any Member all money due by him to the Company on account of calls or otherwise.

                                CAPITALISATION

  52. The Company in General Meeting may, on the recommendation of the Directors, resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares, to be allotted as fully paid bonus shares pro rata to the Members of the Company and the Directors shall give effect to such resolution.

  Additionally the Company may capitalize any sum on reserve account or sums otherwise available for distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or such distribution.

                       ACCOUNTS AND FINANCIAL STATEMENTS

  53. The Company shall cause to be kept proper records of account with respect to all transactions of the Company in such manner as to show the assets and liabilities of the Company for the time being and such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Directors think fit and shall be open to the inspection of the Directors during normal business hours.

  54. The financial year end of the Company may be determined by resolution of the Directors and failing such resolution shall be the 31st day of December in each year.

  55. Subject to Section 88 of the Act a balance sheet made up to the financial year end containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure for the period commencing with the first day of such financial year, or for such period as the Directors may agree, shall be laid before the Members in General Meeting.

                                     AUDIT

  56. Subject to Section 88 of the Act, at the Annual General Meeting or at a subsequent Special General Meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company and such Auditor shall hold office until the Members appoint another Auditor. Such Auditor may be a Member but no Director or Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

  57. Subject to Section 88 of the Act the accounts of the Company shall be audited at least once in every year.

  58. The remuneration of the Auditor shall be fixed by the Company in General Meeting or in such manner as the Members may determine.

  59. If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall as soon as practicable convene a Special General Meeting to fill the vacancy.

  60. The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

  61. (1) The statement of income and expenditure and the balance sheet provided for by Bye-law 55 shall be audited by the Auditor in accordance with generally accepted auditing standards and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon in accordance with generally accepted auditing standard stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors of Officers of the Company, whether the same has been furnished and has been satisfactory. The report of the Auditor shall be submitted to the Members in General Meeting.

  (2) The generally accepted auditing standards referred to in subparagraph (1) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the statement of income and expenditure and the balance sheet and the report of the auditor must disclose this fact and name such country or jurisdiction.

                                    NOTICES

  62. A notice may be given by the Company to any Member either personally or by mailing it to him or to his registered address.

  63. Any notice required to be given to the Members shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

  64. Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, or delivered to the courier or to the cable company or transmitted by telex or facsimile as the case may be.

                              SEAL OF THE COMPANY

  65. The Seal of the Company shall not be affixed to any instrument except over the signature of a Director and the Secretary or any two Directors or the signature of some person appointed by the Directors for the purpose; provided that the Secretary may affix the Seal of the Company over his signature only to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by him and to any instrument which a Meeting of the Directors has specifically approved beforehand.

                                   INDEMNITY

  66. (1) The Directors, Secretary and other Officers for the time being of the Company and the Liquidator or Trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency or any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damages which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to any of said persons.

  (2) Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company provided, however, that such waiver shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to any such Director.

                                  WINDING-UP

  67. If the Company shall be wound up the Liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the Liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                            ALTERATION OF BYE-LAWS

  68. No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Directors and confirmed by a resolution of the Members.